[Burst.Com-Interzest CONFIDENTIAL]
                                                                      (89040v.4)


                        MASTER RESELLER AGREEMENT BETWEEN
                                 BURST.COM, INC.
                                       and
                                    INTERZEST



     This Agreement, entered into this 25th day of May 2000, is between Burst.Com, Inc. ("Burst.Com"), a Delaware corporation with its principal place of business at 500 Sansome Street, San Francisco, CA 94111, and Interzest.com ("Master Reseller"), a corporation with its principal place of business at Master Tower, Suite 2106, 17-11, DOHWA-dong, Seoul 121040, South Korea.

     1. Whereas, Burst.Com is the developer and owner of the Licensed Software (hereafter defined) to enable "Faster-Than-Real-Time"(TM)delivery of full motion video and CD-quality audio over networks;

     2.  Whereas,   Master   Reseller  is  in  the  business  of  marketing  and
distributing computer hardware, software and/or related services and desires to distribute the Licensed Software in the Licensed Territory (hereafter defined);

     3. Whereas, Burst.Com is willing to grant and Master Reseller is willing to accept a non-exclusive license to market and distribute the Licensed Software in the Licensed Territory under the terms and conditions set forth in this Agreement;

     4. Whereas, Master Reseller will have the right to grant distribution rights with respect to the Licensed Software in accordance with the terms and conditions of this Agreement to other resellers and value added resellers in the Licensed Territory; and

     5. Whereas, Master Reseller will be the primary contact point for all sales inquiries on Burst.com products in the Licensed Territory. In any event there are sales inquiries directly made to Burst.com from potential customers from the Licensed Territory, Burst.com will promptly notify Master Reseller.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   Section 1

                                   DEFINITIONS

     When used in this Agreement:

     1.1 "Agreement" means this Master Reseller Agreement, including all exhibits hereto.

     1.2 "Burstware License Key" means the unique, encrypted software program provided by Burst.Com that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by a licensee.

     1.3 "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software, or that Burst.Com may deliver to Master Reseller during the term of this Agreement for use in the marketing and distribution of the Licensed Software.

     1.4 "Effective Date" means the 25th day of May 2000.

     1.5 "End User License Agreement" means the form of End User License Agreement attached to this Agreement as Exhibit A.

     1.6 "End Users" means any prospective customers to whom Master Reseller or a Subdistributor (hereafter defined) may offer Licensed Software for personal use or use in the regular course of the customer's business, but not for resale.

     1.7 "Intellectual Property Rights" means all intellectual property rights under the laws of the United States, any of its states or territories, the Licensed Territory and any other nation including, without limitation, all patent rights, copyrights, trade secrets, trademarks, trade names and other proprietary rights.

     1.8 "License Fee" "License Fees" means the amount(s) payable to Burst.Com for rights to distribute the Licensed Software as set forth in Exhibit C to this Agreement, which amounts may be modified by Burst.Com from time to time, but no more frequently than once per year of this Agreement.

     1.9 "Licensed Software" means Burst.Com's Burstware Conductor, Burstware Server and Burstware Player (collectively "Burstware") computer programs described in Exhibit B to this Agreement. Licensed Software does not include any modifications or additions to the Licensed Software including, without limitation, any new versions, updates, or enhancements created or procured by Burst.Com after the Effective Date of this Agreement, but does include corrections of Program Errors developed by Burst.Com pursuant to Section 8.3.

     1.10 "Licensed Territory" means the entire country of South Korea.

     1.11 "Maintenance Fee(s)" means the amount(s) set forth in Exhibit C to this Agreement, payable for the services described in Section 7.

     1.12 "Program Error" means a program defect or "bug" sufficiently material that it results in a version of the Licensed Software, in the form and at the time delivered by Burst.Com to Master Reseller, failing substantially to conform to the Documentation for that version. A respect in which the Licensed Software fails substantially to conform to the Documentation shall not be considered a Program Error unless Burst.Com is able to replicate it on a computer system already in its possession or on a computer system supplied to Burst.Com by Master Reseller.

     1.13 "Trademarks" means the trademarks listed in Exhibit D, which Burst.Com may amend at any time upon thirty (30) days prior written notice to Master Reseller.

     1.14 "Subdistributor Agreement" means the Subdistributor Agreement between Master Reseller and its Subdistributors that must contain, among other things, the terms and conditions set forth in Exhibit E to this Agreement.

     1.15 "Subdistributors" means individuals and entities that are engaged in the business of marketing and distributing software and related services in the Licensed Territory and that execute a Subdistributor Agreement.




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

                                   Section 2

                DISTRIBUTION & TRADEMARK LICENSES AND LIMITATIONS

     2.1 Distribution License. During the term of this Agreement, upon payment of the Advance License Fee set forth in Section 4.1, and subject to satisfaction of continuing distribution and other obligations, Burst.Com grants to Master Reseller a non-exclusive, non-transferable license to copy and distribute
Licensed Software to Subdistributors and End Users within the Licensed Territory. Any rights granted Master Reseller apply only to the distribution of Licensed Software in the Licensed Territory. Master Reseller agrees that it shall not, directly or indirectly, distribute Licensed Software outside of the Licensed Territory, except that distribution of Licensed Software to a Subdistributor or End User whose principal office is located within the Licensed Territory, but for installation outside the Licensed Territory, and distribution of Licensed Software by Master Reseller to a Subdistributor or End User whose principal office is located outside the Licensed Territory, but for installation within the Licensed Territory, are permissible. All copies of the Licensed Software and Documentation shall be clearly marked and identified as the property of Burst.Com. Master Reseller shall submit samples of the Licensed Software, Documentation and boxing to Burst.Com for prior approval.

     2.2 Trademark License. During the term of this Agreement, Burst.Com also grants to Master Reseller a non-exclusive, non-transferable license, with the limited right to sublicense only to Subdistributors, to use the Trademarks solely in connection with the promotion and distribution of the Licensed Software in accordance with this Agreement.

     2.3 No Exclusivity. This Agreement does not constitute an exclusive grant to Master Reseller of any specific customer, territory, or geographic area.
Burst.Com may, in its sole discretion, and without obligation, notice or liability to Master Reseller, add and/or terminate other Master Resellers, distributors, value added Master Resellers, licensees or agents of the Licensed Software, and/or license Licensed Software directly to End Users, including customers of Master Reseller.

     2.4  Reservation of Rights.  Burst.Com  reserves all rights in the Licensed
Software and Documentation not expressly granted to Master Reseller by this Agreement.

     2.5 Licensed Software Changes. Burst.Com retains the right, in its sole discretion, to upgrade or modify the Licensed Software from time to time. Within thirty (30) days of receipt of any such notice of an upgrade or modification, Master Reseller shall, and shall cause its Subdistributors to, cease to market and distribute earlier versions of the Licensed Software.

                                   Section 3

                                LICENSED SOFTWARE

     3.1 Delivery. Within ten (10) days after execution of this Agreement and payment by Master Reseller of the Advance License Fee as set forth in Section 4.1, Burst.Com shall deliver to Master Reseller a master copy of the Licensed Software, a master copy of the Documentation, all in the English language, and the code for the Burstware License Keys for the thirteen (13) 100 Mbps licenses covered by the Advance License Fee. Upon request by Master Reseller, Burst.Com may change the code for the Burstware License Keys for thirteen (13) 100 Mbps licenses to different Mbps bandwidth licenses covered by the Advance License Fee. Burst.Com shall deliver to Master Reseller, within ten (10) days of their release to the public, any subsequent versions or technical errata fixes of the Licensed Software that Burst.Com may develop in the future. Master Reseller is responsible for translating the Documentation and for copying, boxing and delivering the executable code version of the Licensed Software, the Documentation and the subsequent versions and fixes, to its Subdistributors and End Users.

     3.2 Records and Audit. Master Reseller shall maintain accurate records relating to the copying, distribution, sublicensing and maintenance of the Licensed Software so as to establish the License Fee and Maintenance Fee payments due to Burst.Com hereunder, to identify all Subdistributors and End Users, and to otherwise verify Master Reseller's compliance with the terms of this Agreement. Such books and records shall be available at their place of keeping for inspection by Burst.Com, or an independent auditor chosen and paid by Burst.Com, for the purposes of determining whether the correct payments have been paid to Burst.Com and whether Master Reseller has otherwise complied with the terms of this Agreement. If an audit reveals an underpayment to Burst.Com, then Master Reseller shall immediately pay all amounts revealed by the audit as owing. If the audit reveals an underpayment to Burst.Com of at least five percent (5%) then, in addition to paying the deficiency to Burst.Com, Master Reseller shall reimburse Burst.Com for the costs of the audit.

     3.3 Delivery of Burstware License Keys. For all licenses other than the initial thirteen (13) 100 Mbps licenses covered by the Advance License Fee, Burst.Com shall deliver either the Burstware License Keys or the code for the Burstware License Keys, to Master Reseller, who shall deliver Burstware License Keys to Subdistributors and End Users, but only after delivery to Burst.Com by Master Reseller of notice of: (i) the identity, address and telephone number of the applicable End User; (ii) the number of copies of the Licensed Software being licensed to the End User; and (iii) the type/model, serial number, host ID and/or IP address of the computer system on which the Licensed Software is to be used. In addition, Master Reseller shall deliver a Burstware License Key to a Subdistributor or an End User only upon receipt of a duly executed End User License Agreement, a copy of which shall promptly be delivered by Master Reseller to Burst.Com.

     3.4 Reservation of Rights. Notwithstanding anything contained in this Agreement to the contrary, Burst.Com reserves the absolute right to discontinue developing, producing, licensing or distributing the Licensed Software and to modify, delete, replace or add to the Licensed Software, in its sole discretion, at any time and from time to time, upon three (3) months' notice to Master Reseller, without obligation or liability to Master Reseller.

                                   Section 4

                            LICENSE FEES AND PAYMENTS

     4.1 Advance License Fee Payment. Immediately upon execution of this Agreement, Master Reseller shall pay Burst.Com the sum of $320,000 U.S. as a non-refundable advance payment of License Fees for Licensed Software by Master Reseller.

     4.2 Reports. Master Reseller shall provide Burst.Com with a report on the 30th day of each month (28th or 29th day of February, as applicable) setting forth the name, address and number of copies of the Licensed Software, and the price therefor, delivered by Master Reseller to a Subdistributor or End User during the prior month (the "Distribution Report"). The Distribution Report shall also include the name and address of all End Users that have entered into or renewed maintenance agreements during such month, the amounts paid for maintenance and applicable periods of coverage. Upon request from Burst.Com at any time, Master Reseller shall make available to Burst.Com full and complete copies of all maintenance contracts. A Distribution Report shall be provided each month, whether or not any Licensed Software was distributed or maintenance agreements were renewed during the prior month.

     4.3 Payment. Master Reseller shall make License Fee and Maintenance Fee payments, in U.S. Dollars, within thirty (30) days following the end of the month in which the distribution of the Licensed Software giving rise to the License Fee and Maintenance Fee obligation (whether initial maintenance or renewals) occurred, by wire transfer to the following bank account: Wells Fargo Bank, 464 California Street, San Francisco, California 94104; account name: burst.com; account number: 0311-292726; bank routing number: 121-000248. In addition to all other available rights or remedies, Burst.Com reserves the right to declare all sums immediately due and payable upon written notice to Master Reseller if Master Reseller fails to pay when due any amounts due under this Agreement. Interest shall accrue on any amounts not paid when due at an annual rate of eighteen percent (18%), or the maximum permissible rate, if less. Maintenance Fees are subject to change by Burst.Com on thirty (30) days' notice to Master Reseller, but increases in Maintenance Fees shall not apply to End Users under existing maintenance agreements until the end of the applicable maintenance agreement terms for such End Users.

     4.4 Taxes. With the sole exception of taxes based on Burst.Com's net income, Master Reseller shall pay all sales, use, excise, value added or other taxes that may arise out of Master Reseller's distribution or installation of Licensed Software.

     4.5 Duties, Tariffs, etc. All duties, tariffs, landing charges, taxes and other fees and charges incurred in connection with the importation of the Licensed Software and Documentation into the Licensed Territory shall be borne and paid by Master Reseller, and all import and export licenses or permits from governmental agencies, necessary in connection with the exportation of the Licensed Software and Documentation from the United States or importation of the Licensed Software and Documentation into the Licensed Territory shall be obtained by Master Reseller, at its own expense. Burst.Com shall extend reasonable cooperation and assistance to Master Reseller in obtaining all necessary licenses and permits and shall join with Master Reseller, where necessary, in executing such licenses or permits (including amendments thereto).

     4.6 Pricing. Master Reseller is free to determine its own Subdistributor and End User prices for the Licensed Software in the Licensed Territory. Although Burst.Com may publish suggested prices, these are suggestions only and are not binding in any way on Master Reseller.

     4.7 Financial Information. Master Reseller shall maintain such working capital and net worth as may be required in the reasonable opinion of Burst.Com to enable Master Reseller to carry out and perform all of Master Reseller's obligations and responsibilities under this Agreement. From time to time, on reasonable notice by Burst.Com, Master Reseller shall furnish financial reports as necessary to determine Master Reseller's financial condition. Burst.Com shall have the right to change these financial requirements at any time.

                                   Section 5

                       PROPRIETARY RIGHTS AND RESTRICTIONS

     5.1 Ownership. Master Reseller acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software (regardless whether made by Burst.Com, Master Reseller or anyone else), all Intellectual Property Rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications), the Documentation, all Trademarks and all goodwill associated with the Trademarks are and shall remain the sole and exclusive property of Burst.Com and, where applicable, Burst.Com's suppliers. This Agreement does not convey title or ownership to Master Reseller or any of its Subdistributors or End Users, but instead gives Master Reseller only the limited rights set forth in Section 2. Burst.Com reserves all rights not expressly granted by this Agreement. Master Reseller shall cooperate with and assist Burst.Com in any proceedings necessary for the protection of Intellectual Property Rights in the Licensed Software, Documentation and Trademarks and give prompt notice to Burst.Com of any circumstances that might indicate an infringement of such rights.

     5.2 Use Restrictions. Except as set forth in Section 2, Master Reseller has no right to use, make, sublicense, modify, prepare derivative work of, distribute or copy originals or copies of the Licensed Software or the Documentation or to permit anyone else to do so.

     5.3 Proprietary Notices. Master Reseller shall not remove or obscure any patent, copyright, trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

     5.4 Trade Secrets. Master Reseller acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to Burst.Com. Master Reseller may not reverse engineer, decompile, disassemble or otherwise translate any Licensed Software. Master Reseller may not copy any concepts, ideas or techniques demonstrated by the use of the Licensed Software.

     5.5 Burst.Com Name and Trademarks. Master Reseller shall make no representations concerning Burst.Com or the Licensed Software that are not set forth in the Documentation. Master Reseller shall indicate Burst.Com's ownership of all Trademarks in any advertising, promotional or other written or readable material containing any Trademarks that Master Reseller may create during the Term of this Agreement. If Master Reseller reproduces Burst.Com's logo, it shall do so only in the format furnished by Burst.Com. Master Reseller may use the Trademarks only for purposes of promoting and distributing the Licensed Software and shall make no other use of the Trademarks, or use any trademark or trade name that may be confusingly similar to any of the Trademarks, without Burst.Com's prior written approval. Master Reseller may not apply for registration of the Trademarks, or any trademark or trade name that may be confusingly similar to any of the Trademarks, under the laws of any jurisdiction. Master Reseller shall obtain Burst.Com's prior approval, which Burst.Com shall not deny unreasonably, of all advertising, publicity or promotion that uses any Trademarks or discusses the Licensed Software in any way.

                                   Section 6

                       RESPONSIBILITIES OF MASTER RESELLER

     6.1 Level of Effort. Master Reseller shall at all times during this Agreement use best efforts to market and promote the Licensed Software effectively and in a manner reasonably calculated to maximize its licensing to End Users.

     6.2 Trained Master Reseller Employees. Master Reseller shall, and shall require Subdistributors to, employ, train and maintain sufficient personnel with technical and sales experience to demonstrate, market and support the Licensed Software.

     6.3 Maintenance and Support.

          6.3.1 Master Reseller shall and shall cause its Subdistributors to make available to each End User after-sales support throughout the term of such End User's End User Agreement. At a minimum, Master Reseller shall and shall cause its Subdistributors to use best efforts to assist each End User in using the Licensed Software and to resolve any problems such End User reports in connection with using the Licensed Software. Master Reseller shall and shall cause its Subdistributors to make available such support both at such End User's site and via telephone, depending on the nature of such End User's requirements. Master Reseller shall direct its Subdistributors not to contact Burst.Com and not to direct or encourage any End User to contact Burst.Com, and Master Reseller shall and shall cause its Subdistributors to use their best efforts to cause End User to refer all problems with the Licensed Software directly to Master Reseller or the Subdistributor, as applicable. Burst.Com shall refer to Master Reseller any End User that contacts Burst.Com for resolution of a problem with the Licensed Software.

          6.3.2 In the event that an End User reports a problem with the Licensed Software to Master Reseller or a Subdistributor, and Master
     Reseller  or the  Subdistributor,  upon  using best  efforts,  is unable to

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

     resolve the problem, Master Reseller (but not a Subdistributor) may notify Burst.Com of the problem. Upon such notification, Burst.Com shall use reasonable efforts to assist Master Reseller in resolving the problem, in the manner set forth in Section 7.1.

          6.3.3 Burst.Com reserves the right to change Master Reseller's support obligations as necessary to improve support to End Users and to comply with applicable laws, regulations and tariffs.

     6.4 Protection of Burst.Com Intellectual Property. Master Reseller shall ensure that Burst.Com's Intellectual Property Rights in the Licensed Software, Documentation and the Trademarks are protected, and shall fully cooperate with Burst.Com's efforts to protect Burst.Com's rights. Master Reseller shall notify Burst.Com within ten (10) days of learning of any actual or suspected violation of Burst.Com's Intellectual Property Rights in the Licensed Software, the Documentation or the Trademarks. Master Reseller shall notify Burst.Com of any claim, judicial proceeding or governmental proceeding involving the Licensed Software no later than ten (10) days after learning of such claim or proceeding.

     6.5 Subdistributor Agreements and End User License Agreements. Master Reseller shall ensure that the Licensed Software is distributed only to persons or entities that have received, executed and returned to Master Reseller a Subdistributor Agreement or an End User License Agreement, as applicable. Master Reseller shall promptly forward to Burst.Com a copy of each executed Subdistributor Agreement and End User License Agreement.

     6.6 Representations and Warranties to End Users. Master Reseller shall not, under any circumstances, make any representations or warranties to any Subdistributor or End User or other person or entity that are inconsistent with or in addition to the warranties and representations contained in the Subdistributor Agreement and End User License Agreement.

     6.7 Compliance with Applicable Laws. Master Reseller shall comply with all laws and regulations of the United States and the Licensed Territory to the extent that non-compliance could possibly subject Burst.Com to any liability or impair any right or interest of Burst.Com. The obligations of Burst.Com to supply the Licensed Software and Documentation shall be, at all times, subject to any and all applicable export and re-export control laws and regulations of the United States and any and all import control laws and regulations in the Licensed Territory. Master Reseller shall use best efforts to comply with all such laws and regulations and shall not knowingly take any action contrary thereto. Master Reseller agrees that, except for returns to Burst.Com, it shall not re-export, directly or indirectly, any of the Licensed Software or Documentation outside of the Licensed Territory without the consent of Burst.Com and without obtaining the appropriate clearance under any applicable laws or regulations. Master Reseller shall comply with all export and re-export requirements including, without limitation, record-keeping and inspection requirements.

     6.8 Conduct. Master Reseller shall at all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever with respect to its marketing, distribution and support of the Licensed Software.

     6.9 Market Reports. Master Reseller shall submit to Burst.Com quarterly, a complete analysis of the market for products similar to the Licensed Software in the Licensed Territory and a complete marketing plan for distribution of the Licensed Software by Master Reseller for the following twelve (12) month period. Each analysis shall include, but not be limited to, relevant information such as customer base, product line forecasts, competition analysis and market analysis for every market served that would be required in order adequately to measure market and market potential in the Licensed Territory.



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

     6.10 Trade Shows; Promotion. Master Reseller shall, at its sole expense, attend and display the Licensed Software prominently at all important trade shows and exhibitions in the Licensed Territory and shall advertise the Licensed Software in appropriate industry trade publications.

     6.11 Translation. Master Reseller shall translate into, test, proofread and otherwise verify the accuracy and functionality of the Documentation, and any modifications thereto, upgrades and updates in the Korean language.

     6.12 Market Information. Master Reseller shall advise Burst.Com promptly concerning any market information with respect to Burst.Com, the Licensed Software, Burst.Com's market position, or the continued competitiveness of the Licensed Software in the marketplace, including charges, complaints, or claims by Subdistributors, End Users or other persons about Burst.Com or the Licensed Software.

                                   Section 7

                          RESPONSIBILITIES OF BURST.COM

     7.1 Support. Upon payment of the Maintenance Fee as stated in Exhibit C, Burst.Com shall: (i) provide technical support via fax, telephone and FTP site to Master Reseller, at no charge to Master Reseller; (ii) keep Master Reseller informed of Licensed Software improvements, enhancements and fixes on a regular basis; and (iii) provide to Master Reseller, at no charge, a reasonable amount of telephone or electronic mail consultation to Master Reseller's employees in order for Master Reseller to meet its obligations under Section 6.3.

     7.2 Product Plans. Burst.Com shall provide Master Reseller with information concerning planned feature changes. Within ten (10) days of their release, Burst.Com shall provide Master Reseller with upgrades and updates of the Licensed Software, and any updated Documentation and other associated materials. Burst.Com shall supply Master Reseller updates of the Licensed Software at the discounts that apply to the Licensed Software.

     7.3 Training. Upon Master Reseller's request, and at a mutually agreeable time, Burst.Com shall provide sales and technical support training, as outlined in Exhibit F, on the Licensed Software to up to three (3) of Master Reseller's employees at Burst.Com's San Francisco, California office. Master Reseller shall be entitled to one such training session during the initial twelve (12) month period of this Agreement, and one additional training session for no more than three (3) of Master Reseller's employees during the second twelve (12) month period of this Agreement. Burst.Com shall reimburse Master Reseller for the reasonable travel (coach-class air travel), lodging and meal expenses for the attendance of Master Reseller's employees at the initial training session. Master Reseller shall be responsible for all travel, lodging, meal and other expenses for the attendance of its employees at the training during the second twelve (12) month period. Master Reseller may request additional training, which Burst.Com may, subject to the availability of Burst.Com resources, provide on terms to be negotiated.

                                   Section 8

                                LIMITED WARRANTY

     8.1 Ownership. Burst.Com warrants to Master Reseller that it owns or has the right and authority to license the Licensed Software, the Documentation and the Trademarks to Master Reseller on the terms and conditions of this Agreement.

     8.2 Media and Documentation. Burst.Com warrants to Master Reseller that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to Master Reseller under Section 3.1, and if it is returned to Burst.Com (postage prepaid) within ninety (90) days of delivery, Burst.Com shall provide Master Reseller with replacements at no charge.

     8.3 Performance. Burst.Com also warrants to Master Reseller that, in the form delivered to Master Reseller by Burst.Com, the Licensed Software shall perform substantially in accordance with the Documentation and be free of Program Errors for ninety (90) days after delivery to Master Reseller under
Section 3.1. Burst.Com's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the Documentation and other instructions provided by Burst.Com and shall be null and void if Master Reseller alters or modifies the Licensed Software without Burst.Com's prior written approval, does not use the Licensed Software in accordance with the Documentation and Burst.Com's instructions, or if the Licensed Software fails because of any accident, abuse or misapplication; and (b) Master Reseller notifying Burst.Com in writing of the claimed nonconformance within ninety (90) days after delivery of Licensed Software to Master Reseller. As Burst.Com's sole liability and Master Reseller's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Section 8.3, Burst.Com may at its sole option (i) use reasonable efforts to correct the Licensed Software to make it conform with the specifications set forth in the Documentation, or (ii) replace the Licensed Software. BURST.COM DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE SHALL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE SHALL MEET MASTER RESELLER'S REQUIREMENTS OR EXPECTATIONS OR THAT OPERATION OF THE LICENSED SOFTWARE SHALL BE UNINTERRUPTED OR ERROR-FREE.

     8.4 No Other Warranties. EXCEPT AS SET FORTH IN SECTIONS 8.1, 8.2 and 8.3, BURST.COM IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS," AND BURST.COM SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE AND DOCUMENTATION INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT BURST.COM KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. BURST.COM ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN MASTER RESELLER.

                                   Section 9

                             LIMITATION OF LIABILITY

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BURST.COM'S CUMULATIVE LIABILITY FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE AND DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF LICENSE FEES THAT MASTER RESELLER HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER BURST.COM NOR ANY OF ITS SUPPLIERS OR LICENSORS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR
PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USE ARISING OUT OF THIS AGREEMENT OR THE USE OF (OR INABILITY TO USE) THE LICENSED SOFTWARE EVEN IF BURST.COM, SUPPLIER OR LICENSOR HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO

EVENT SHALL BURST.COM BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

     MASTER RESELLER HAS ACCEPTED THE LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES AS PART OF A BARGAIN TO LOWER THE LICENSE FEES FOR THE LICENSED SOFTWARE. THE LICENSE FEE WOULD BE HIGHER IF BURST.COM WERE REQUIRED TO BEAR THE RISK OF ANY SUCH LIABILITY OR DAMAGES.

                                   Section 10

                                 CONFIDENTIALITY

     10.1 Master Reseller Confidentiality Obligations. Master Reseller shall maintain the confidentiality of any confidential information regarding the Licensed Software, Burst.Com, or Burst.Com's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. Master Reseller shall indemnify Burst.Com for any loss or damage Burst.Com may sustain as a result of the wrongful use or disclosure by Master Reseller (or any Subdistributor, employee, agent, licensee, or contractor of Master Reseller) of confidential information regarding the Licensed Software, Burst.Com, or Burst.Com's past, present or future products.

     10.2 Burst.Com Confidentiality Obligations. Burst.Com shall maintain the confidentiality of any confidential information regarding Master Reseller, or
Master Reseller's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. Burst.Com shall indemnify Master Reseller for any loss or damage Master Reseller may sustain as a result of the wrongful use or disclosure by Burst.Com (or any employee, agent, licensee, or contractor of Burst.Com) of confidential information regarding Master Reseller or Master Reseller's past, present or future products.

     10.3 Exceptions. The obligations set forth in Sections 10.1 and 10.2 shall not apply with respect to any Confidential Information that (a) is or becomes publicly known under circumstances involving no breach of the terms of Sections
10.1 or 10.2; (b) is generally disclosed to third parties by the owner of such Confidential Information without restrictions on its use or disclosure; (c) is independently developed by the party to whom it was disclosed; or (d) is approved for use or disclosure in writing by the owner of such Confidential Information.

     10.4 Agreement is Confidential. This Agreement is strictly confidential. Neither party shall disclose any of the terms of this Agreement to any third party without the prior written consent of the other, except as may be necessary to comply with applicable law. If either party intends to disclose any of the terms of this Agreement, it shall provide the other with ten (10) days prior written notice of the intended disclosure. Neither party's consent to a proposed disclosure shall be unreasonably withheld.

                                   Section 11

                                    INDEMNITY

     Except for claims arising solely as a result of any breach of the limited warranties set forth in Section 8 of this Agreement, Master Reseller shall indemnify, defend and hold Burst.Com harmless from and against all claims, actions or liabilities of any nature that may arise from Master Reseller's or its Subdistributors' marketing, distribution, installation, use or execution of the Licensed Software.

                                   Section 12

                              TERM AND TERMINATION

     12.1 Term. The Term of this Agreement shall begin on the Effective Date and, unless renewed in accordance with Section 12.2, or terminated in accordance with Section 12.3 or 12.4, end three (3) calendar years later.

     12.2 Renewal. Unless either party gives the other written notice of its intention not to renew at least sixty (60) days before the end of the initial Term, this Agreement shall renew itself automatically for successive one year renewal Terms until either party gives the other written notice of its intention not to renew this Agreement for another Term at least sixty (60) days before the end of any renewal Term. A party's decision to renew or not renew this Agreement shall be within that party's sole and exclusive discretion, with or without cause.

     12.3 Default. Either party may, at its option and in addition to all other available rights or remedies, terminate this Agreement if the other party fails to comply with its obligations under this Agreement in any material respect and then fails to cure that noncompliance within thirty (30) days after receiving a written notice describing the noncompliance in reasonable detail.

     12.4 Bankruptcy or Insolvency. Either party may immediately terminate this Agreement in the event the other party becomes bankrupt, insolvent or generally unable to pay its debts as they become due.

     12.5 Effect of Termination. After any termination or expiration of this Agreement, Burst.Com shall continue to be entitled to all License Fees payable under this Agreement. Sections 5, 6.3, 6.4, 6.6, 8, 9, 10, 11, 12.2, 12.5, 12.6,
12.7 and 14.1, 14.2, 14.4, 14.7, 14.8, 14.9,  14.10,  14.11,  14.14 and 14.15 of
this Agreement shall survive the termination or expiration of this Agreement.

     12.6 No Effect on End-Users. Termination of this Agreement shall not affect the rights or obligations of properly licensed End-Users.

     12.7 Post Termination Rights.

          12.7.1 On the date this Agreement terminates, Master Reseller shall provide Burst.Com with a complete written inventory of all Licensed Software, Documentation and promotional materials in its possession or control. Master Reseller may continue to market the inventory of Licensed Software in the Licensed Territory on a non-exclusive basis for three (3) months. Master Reseller shall comply with this entire Agreement, and shall pay License Fees and, as before, furnish all statements required by Sections 4.3 and 6.9.

          12.7.2 At the end of the three (3) month period described in Section 12.7.1, upon thirty (30) days' prior written notice to Master Reseller, Burst.Com shall have the option to repurchase any Licensed Software and Documentation remaining in Master Reseller's inventory at a purchase price equal to Master Reseller's price therefor less applicable License Fees. Burst.Com shall also have the right to purchase any promotional materials remaining in Master Reseller's inventory on the date of termination at Master Reseller's cost therefor. Any Licensed Software, Documentation or promotional material not purchased by Burst.Com shall promptly be destroyed.

                                   Section 13

                           CO-MARKETING AND PROMOTION

     13.1 Press Release. Burst.Com and Master Reseller shall issue a joint press release promptly after the Effective Date to announce the relationship created by this Agreement.

     13.2 Identification of Master Reseller as Burstware Master Reseller. Master Reseller agrees that Burst.Com may use Master Reseller's name as a Burst.Com Master Reseller in any advertising or promotional materials for Licensed Software.

     13.3 Website Links. Burst.Com and Master Reseller each agrees to maintain at least one marketing-related link on its website(s) during the term of this Agreement.

     13.4 Collaterals. Burst.Com will provide necessary marketing materials in English, in electronic format, to enable Master Reseller to conduct effective advertising and promotional activities. Notwithstanding the foregoing, Burst.Com shall have no responsibility to create any marketing materials.

     13.5 General. Burst.Com and Master Reseller shall participate in joint marketing and promotion efforts reasonably acceptable to Burst.Com and Master Reseller. Such activities may include (subject to the parties agreements and Burst.Com personnel availability and adequate notice), Burst.Com's support of and participation in trade shows and customer visits with Master Reseller's sales teams. Burst.Com and Master Reseller shall confer at least semi-annually to discuss and agree on the scope, scheduling, and expenditures regarding such joint marketing initiatives and programs.

                                   Section 14

                                  MISCELLANEOUS

     14.1 Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in the Licensed Territory and other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Licensed Software nor Documentation may be downloaded or otherwise exported or re-exported (i) into, or to a national or resident of any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders. By installing or using the Licensed Software, Master Reseller is warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

     14.2 Absence of Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Burst.Com and Master Reseller any rights, remedies or other benefits under or by reason of this Agreement.

     14.3 Assignment. Master Reseller may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Burst.Com, which Burst.Com shall not withhold unreasonably. Burst.Com may assign or delegate its obligations under this Agreement as part of a sale or transfer of a substantial portion of its business to which this Agreement relates.

     14.4 Complete Understanding. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both parties. Terms of a purchase order or similar document issued by Master Reseller, a Subdistributor or an End-User shall not modify this Agreement.

     14.5   Construction.   This  Agreement  was  executed   after   arms-length
negotiations between the parties, and its terms are not to be construed against either party.

     14.6  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     14.7 Disclaimer of Agency. Burst.Com and Master Reseller each acknowledges that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

     14.8 Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of laws principles. Subject to Section 14.9, Burst.Com and Master Reseller consent to the jurisdiction and venue of the United States District Court for the Northern District of California, United States, as the exclusive forum for all disputes concerning this Agreement.

     14.9 Arbitration.

          14.9.1 Subject to Section 14.9.2, any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration administered by the San Francisco, California Regional Office of the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in the court identified in Section 14.8. The arbitration shall be conducted by a single arbitrator. The arbitrator shall follow and be bound by applicable state and federal law. The parties shall cooperate in the expeditious conduct of the arbitration, and shall do everything reasonably possible to ensure that the arbitration proceeding is concluded within sixty (60) days of service of a notice of request for arbitration. Each party shall be limited to a total of thirty-two (32) hours to present to the arbitrator all evidence and arguments in support of its position. All fees and costs related to the arbitration shall be apportioned between the parties by the arbitrator in accordance with
     Section 14.10.

          14.9.2 Disputes (i) in which either party claims damages (exclusive of costs and fees) of $500,000 or more, (ii) which involve indemnity or other issues concerning liability to third parties, or (iii) which seek injunctive or other equitable relief, shall not be resolved by arbitration but may be resolved by litigation in accordance with Section 14.8.

     14.10 Attorneys' Fees. The prevailing party in any action arising from this Agreement shall be entitled to recover from the losing party its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled from the losing party.

     14.11 Notices. All notices and other communications that this Agreement requires or permits shall be in writing and shall be considered effective when delivered to an expedited delivery service, delivered personally, sent via facsimile followed by delivery of a hard copy, or deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address noted on the first page of this Agreement, unless by such notice the receiving party designates a different address in writing.

     14.12 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.

     14.13 Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     14.14 Warranty of Authority. By signing this Agreement, each person executing this Agreement on behalf of any party warrants that he or she has the full authority to do so.

     14.15 Irreparable Harm. Master Reseller acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in Section 2, 5 or 10 of this Agreement and that any such breach or violation may leave Burst.Com without an adequate remedy at law. Master Reseller therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, Burst.Com shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation


BURST.COM, INC.                             INTERZEST


By           /s/                            By           /s/
       --------------------------------            -----------------------------

Name     Robert D. Egan                     Name     Kisun Nam
       --------------------------------            -----------------------------

Title    VP Sales                           Title    CEO
       --------------------------------            -----------------------------

Date     May 31,2000                        Date     25/05/2000
       --------------------------------            -----------------------------

                                   "EXHIBIT A"

                       END-USER SOFTWARE LICENSE AGREEMENT

                                     BETWEEN

                                ________________
                              _____________________ -
                                       and

                                    LICENSEE

         Company Name:              _________________________________

         Principal Address:         _________________________________

                                    _________________________________

         Contact Person:            _________________________________

         Phone Number:              _________________________________

         Facsimile Number:          _________________________________


     By executing this Agreement, __________ ("Licensor") and _______________ ("Licensee") are agreeing to a license of certain computer programs in accordance with the terms and conditions contained in this Agreement.

     This Agreement consists of (1) this cover page; (2) the attached Terms and Conditions; and (3) the Program Order attached as Exhibit A, as well as additional Program Orders accepted from time to time with respect to this Agreement.

     Licensee has read, understands and agrees to the terms and conditions of this Agreement and has duly authorized the individual signing this Agreement on its behalf to do so.

[LICENSOR]                                     [LICENSEE]

By:_____________________________                By:_____________________________


________________________________                ________________________________

         (Print Name)                                    (Print Name)

Title:__________________________                Title:__________________________


Date:___________________, 20____                Date:___________________, 20____

                              TERMS AND CONDITIONS

1.   DEFINITIONS

     1.1 "Burstware Conductor" means the computer program included among the Licensed Software that is designed to operate on a hardware server and that manages the distribution of audio and/or video content from one or more hardware servers on which the Burstware Server software has been installed to Burstware Players installed on client computers. Each Burstware Conductor requires a Burstware License Key configured for the host name or IP address of the computer on which the Burstware Conductor is installed.

     1.2 "Burstware License Key" means the unique, encrypted software program provided by Burst.Com (only upon payment of the applicable license fees) that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by Licensee by limiting, as appropriate, and in addition to other limits, the number of Concurrent Burstware Player Connections, the amount of Managed Bandwidth, and the number of Burstware Servers that the Burstware Conductor can manage and the number of copies of the Burstware Conductor that can be used.

     1.3 "Burstware Player" means the computer program included among the Licensed Software that operates on a single-user client computer, permitting that computer to receive and play audio and/or video content delivered by the Burstware Server software.

     1.4 "Burstware Server" means the computer program included among the Licensed Software that stores audio and/or video content and delivers it to client computers for viewing with the Burstware Player.

     1.5 "Concurrent Burstware Player Connections" means the number of simultaneous connections between Burstware Players installed on client computers and Burstware Servers installed on hardware servers that the Burstware License Key enables the Burstware Conductor to manage simultaneously.

     1.6 "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software, or that Burst.Com may provide during the term of this Agreement.

     1.7 "Licensed Software" means the Burst.Com Burstware Conductor, Burstware Server and Burstware Player software for which Licensee is granted a license under this Agreement.

     1.8 "Managed Bandwidth" means the total bandwidth, measured in megabits per second, used by the Burstware Server software to deliver audio and/or video content to Burstware Players.

2.   GRANT OF LICENSE

     On the terms and conditions of this Agreement, and upon payment of all applicable license fees, Licensor grants to Licensee and Licensee accepts the non-exclusive licenses and the restrictions set forth below.

     2.1 Software License. Licensor grants to Licensee a non-exclusive license to install and use the Licensed Software in machine-readable object code form only in the configuration and to the scope identified in the Program Order attached as Exhibit A, or such other Program Order(s) as Licensor might accept at a later date.

     2.2 Documentation. Licensor grants to Licensee a non-exclusive license to use the Documentation in connection with Licensee's use of the Licensed Software.

     2.3 Limitation on Use. Licensee understands and acknowledges that use of the Licensed Software is controlled by the Burstware License Key. Licensee may not use the Licensed Software beyond the scope enabled by the Burstware License Key provided by Licensor to Licensee upon payment of the applicable license fee. The Licensed Software functions as three separate programs, the Burstware Conductor, Burstware Server, and Burstware Player, that operate cooperatively. Licensee may install and use only the number of copies of the Burstware Conductor and Burstware Server software specifically enabled by the Burstware License Key provided to Licensee by Licensor. Licensee may install an unlimited number of copies of the Burstware Player software for use by Licensee, provided Licensee does not receive any direct payment for doing so, but may simultaneously use only the number of copies of the Burstware Player specifically enabled by the Burstware License Key provided to Licensee by Licensor. Licensee may not modify or alter the Licensed Software or Burstware License Key to increase the scope of its use of the Licensed Software. Further, Licensee may not use any device, process or computer program that increases, directly or indirectly, the scope of use of the Licensed Software enabled by the Burstware License Key provided to Licensee by Licensor. If Licensee wishes to increase the scope of its licensed use of the Licensed Software, Licensee must purchase an additional Burstware License Key from Licensor.

     2.4 Back-Up Copies. Licensee may make one copy of the Licensed Software solely for the back-up or archival purposes, provided that such copy must contain all proprietary notices affixed to or appearing in the original copy.

     2.5 Sun Microsystems Java(TM) Runtime Environment Provisions. Licensee may not modify the Java Platform Interface ("JPI", identified as classes contained with the "java" package or any subpackages of the "java" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. In the event that Licensee creates any Java-related API and distributes such API to others for application development, Licensee must promptly publish broadly, an accurate specification for such API for free use by all developers of Java-based software.

     2.6 Hazardous Environments. The Licensed Software is not designed or intended for use in online control equipment in environments requiring fail-safe performance, such as the operation of nuclear facilities, aircraft communication or control systems or life support systems, in which software failure could lead to personal injury or severe property or environmental damage. Licensee warrants that it shall not use or allow the use of the Licensed Software for such purposes

3.   OWNERSHIP AND USE RESTRICTIONS

     3.1 Ownership. Licensee acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software (regardless whether made by Burst.Com, Inc. ("Burst.Com"), Licensor, Licensee or anyone else), all copyrights, patents, trade secrets, or trademarks or other intellectual property rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications) and the Documentation, are and shall remain the sole and exclusive property of Burst.Com and, where applicable, Burst.Com's suppliers. This Agreement does not convey title or ownership to Licensee, but instead gives Licensee only the limited rights set forth in Section 2. Burst.Com reserves all rights not expressly granted by this Agreement.

     3.2 Restrictions. Except as expressly set forth in this Agreement, Licensee has no right to use, make, sublicense, modify, transfer, rent, lease, sell, display, distribute or copy originals or copies of any Licensed Software or Documentation, or to permit anyone else to do so.

     3.3 Transfer. Licensee may not assign or transfer its rights under this Agreement or its rights to the Licensed Software without the prior written consent of Licensor. Upon any such transfer or assignment, Licensee must transfer all copies of the Licensed Software and Documentation and assignee must agree in writing to all the terms of this Agreement.

     3.4 Proprietary Notices. Licensee shall not remove any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

     3.5 Trade Secrets. Licensee acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to Burst.Com. Licensee may not reverse engineer, unencrypt, decompile, disassemble or otherwise translate the Licensed Software or allow anyone else to do so.

     3.6  Audit  Rights.  Licensee  authorizes  Licensor,   Burst.Com  or  their
designees to audit its compliance with this Agreement, as they deem reasonable.

     3.7 Notice to Employees and Agents. Licensee shall use commercially reasonable efforts to inform its employees, agents and others using the Licensed Software under this Agreement that it may not be used, copied or transferred in violation of this Agreement.

     3.8 Irreparable Harm. Licensee acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in
Section 3 of this Agreement and that any such breach or violation may leave Licensor without an adequate remedy at law. Licensee therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, Burst.Com and Licensor shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation.

3.9 Burst.Com. Licensee agrees that Burst.Com has no obligation or liability to Licensee and that Licensee may look only to Licensor for any matters relating to the Licensed Software or in any way relating to this Agreement.

4.   SHIPMENT AND PAYMENT

     4.1 Shipment of Licensed Software. Licensor shall ship all Licensed Software ordered under this Agreement F.O.B. Licensor's ________ facility, or other point of shipment within South Korea designated by Licensor. Risk of loss or damage to copies of the Licensed Software shall pass to Licensee at the point of shipment. All shipping and in transit insurance charges shall be paid by Licensee. Licensee shall specify in its Program Order the mode of shipment and/or carrier for each order. In the absence of written instructions from Licensee, Licensor shall determine the carrier and/or mode of shipment.

     4.2 Product Delivery Schedule and Delays. Although Licensor shall use reasonable efforts to meet Licensee's requested delivery schedules for Licensed Software, Licensor shall not be liable for any loss, damage or expense due to late delivery.

     4.3 Payment.  Licensee  shall pay for all Licensed  Software  within thirty
(30) days after the date of Licensor's invoice therefor. In addition to all other available rights or remedies, Licensor reserves the right to declare all sums immediately due and payable upon written notice to Licensee if Licensee fails to pay when due any amounts due under this Agreement or any invoice. Interest shall accrue on any amounts not paid when due at an annual rate of eighteen percent (18%) or the maximum permissible rate, if less.

     4.4 Taxes. With the sole exception of taxes based on Licensor's net income, Licensee shall pay all sales, use, excise, value added or other taxes that may arise out of Licensee's installation or use of the Licensed Software.

5.   NO PRODUCT MAINTENANCE AND SUPPORT

     Licensee is not entitled to any maintenance or support for the Licensed Software or any upgrades or enhancements under this Agreement. Licensee may purchase from Licensor maintenance and support pursuant to the terms, conditions and pricing of Licensor's maintenance and support agreement as in effect on the date of Licensee's license. All upgrades and enhancements made available to Licensee shall become part of the Licensed Software and become subject to this Agreement.

6.   LIMITED WARRANTY

     6.1 Ownership. Licensor warrants that it has the right and authority to license the Licensed Software and Documentation to Licensee on the terms and conditions of this Agreement.

     6.2 Media and Documentation. Licensor warrants that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to Licensee, and if it is returned to Licensor (postage prepaid) within ninety (90) days of delivery, Licensor shall provide Licensee with replacements at no charge.

     6.3 Licensed Software. Licensor warrants that, in the form delivered to Licensee by Licensor, the Licensed Software shall perform substantially in accordance with the Documentation for ninety (90) days after delivery to Licensee. Licensor's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the Documentation and other instructions provided by Licensor and shall be null and void if Licensee alters or modifies the Licensed Software without Licensor's prior written approval, does not use the Licensed Software in accordance with the Documentation and Licensor's instructions, or if the Licensed Software fails because of any accident, abuse or misapplication; and (b) Licensee notifying Licensor in writing of the claimed nonconformity within ninety (90) days after delivery of the Licensed Software to Licensee. As Licensor's sole liability and Licensee's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Section
6.3, Licensor may at its option: (i) use reasonable efforts to correct the Licensed Software to make it conform substantially with the specifications set forth in the Documentation; (ii) replace the Licensed Software; or (iii) upon return of the Licensed Software and Documentation to Licensor, refund the license fees paid by Licensee under this Agreement and terminate this Agreement. LICENSOR DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE SHALL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE SHALL MEET LICENSEE'S REQUIREMENTS OR EXPECTATIONS OR THAT OPERATION OF THE LICENSED SOFTWARE SHALL BE UNINTERRUPTED OR ERROR-FREE. LICENSEE ACKNOWLEDGES THAT BURST.COM MAKES NO REPRESENTATION OR WARRANTY TO LICENSEE AND THAT LICENSEE MAY LOOK ONLY TO LICENSOR FOR ANY REMEDY FOR BREACH OF WARRANTY.

7.   NO OTHER WARRANTY

     EXCEPT AS SET FORTH IN SECTION 6, LICENSOR IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS" AND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS, IMPLIED OR STATUTORY, OR ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE OR DOCUMENTATION INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT LICENSOR KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. LICENSOR ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE. THIS LIMITED WARRANTY GIVES LICENSEE SPECIFIC LEGAL RIGHTS. LICENSEE MAY HAVE OTHERS, WHICH VARY FROM JURISDICTION TO JURISDICTION.

8.   LIMITATION OF LIABILITY

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF LICENSOR FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE OR DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL LICENSE FEES THAT LICENSEE HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER LICENSOR NOR ANY OF ITS LICENSORS OR SUPPLIERS SHALL BE
LIABLE  FOR ANY  CONSEQUENTIAL,  INCIDENTAL,  INDIRECT,  SPECIAL,  EXEMPLARY  OR
PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USE ARISING OUT OF THIS AGREEMENT OR THE USE (OR INABILITY TO USE) OF THE LICENSED SOFTWARE EVEN IF LICENSOR OR SUPPLIER HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

9.   TERMINATION

     Without prejudice to any other rights it may have under this Agreement or at law or equity, Licensor may terminate this Agreement if Licensee fails to comply with the terms of this Agreement. Upon termination of this Agreement for any reason, Licensee shall immediately discontinue use of the Licensed Software, destroy or return to Licensor all copies of the Licensed Software and Documentation in whatever form they exist, including all back-up copies, and certify in writing to Licensor that all copies have been destroyed.

10.  INDEMNIFICATION

     The Licensed Software is intended for use only with properly licensed media, content, and content creation tools. It is Licensee's responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to serve and/or create or compress such media and content. Licensee agrees to transmit and/or compress only those materials for which it has the necessary patent, copyright or other permissions, licenses and/or clearances. Licensee agrees to hold harmless, indemnify and defend Licensor, Burst.Com and their respective officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that Licensee has encoded, compressed, copied or transmitted any materials (other than materials provided by Licensor) in connection with the Licensed Software in violation of another party's rights or in violation of any law.

11.  GENERAL TERMS

     11.1 Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in South Korea and other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Licensed Software nor Documentation may be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce
Department's Table of Denial Orders. By installing or using the Licensed Software, Licensee is warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

     11.2 U.S. Government Restrictions. The use, duplication or disclosure by the United States Government of the Licensed Software and Documentation is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARs 252.227-7013(c)(1)(ii) and FAR 52.227-19(c)

     11.3 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     11.4 Complete Understanding. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both Licensor and Licensee.

     11.5 Survival. The following provisions of this Agreement shall survive termination of this Agreement, along with any other terms which by their nature require survival: Section 3, Section 5, Section 6, Section 7, Section 9 and
Section 10.

     11.6 Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Licensor, Burst.Com and Licensee any rights, remedies or other benefits under or by reason of this Agreement.

     11.7 Disclaimer of Agency. Licensor and Licensee each acknowledges that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

     11.8 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.

     11.9 Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to modify, limit or supersede any provision.

     11.10 Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

Burstware, Instant Video, Burstware Server, Burstware Conductor, Burstware Player, "Faster Than Real Time," and "Why Stream When You Can Burst?" are registered trademarks or trademarks of Instant Video Technologies, Inc., in the United States and other countries. Use of this software may also be protected by one or more of the following U.S. patents: 4,963,995; 5,057,932; 5,164,839;
5,262,875;   5,440,334;   and  5,710,970.   Additional  U.S.   patents  pending.
International patents and patents pending may also be applicable in their respective countries. Sun Microsystems, Java, and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.

All contents Copyright (C) 1998-1999 by Burst.Com, Inc. All rights reserved.

                                   "EXHIBIT B"

                                LICENSED SOFTWARE


Burstware is a software solution that can be deployed in any network that uses the TCP/IP protocol. Burstware allows you to manage and deploy network bandwidth efficiently, thereby ensuring the highest quality viewing experience for your end users. In a " burst-enabled" environment, the Burstware components manage the delivery of multimedia content. Burstware accepts requests from clients, monitors the status of the components that send and receive multimedia files, and " bursts" requested content into client-side buffers. With Burstware, you can allocate bandwidth to your multimedia applications and control their impact on your network. You can minimize the effects of unpredictable network performance on the end user's viewing experience. Burstware is compatible with the other tools, applications, and solutions that constitute your content management and deployment environment.

In a Burstware deployment, the client is a media player, running standalone, or embedded in an application. A Burstware Conductor monitors the availability of bandwidth for multimedia file transmission, and the load on Burstware Servers-- the components that actually serve content to clients. A Burstware Conductor intelligently allocates requests for content to Burstware Servers, which, in turn, intelligently serve a set of client machines. A Burstware Server keeps each client-side buffer provisioned with sufficient " inventory" of the requested content to provide a high-quality viewing experience for the person watching the video.

The end result is maximized throughput and bandwidth utilization, and a satisfying viewing experience for the end user. The following table summarizes the key interactions among the components in a Burstware environment:

Burstware Conductor

     o    Receives requests for service from clients

     o    Monitors the availability and load of Burstware Servers

     o    Provides a list of available Burstware Servers to a requesting client

Burstware Server

     o    Sends requested media to clients

     o Monitors their clients' local Burstware caches to determine when, and how much data to deliver to each client

Burstware Clients

     o    Notifies Burstware Conductor when a user requests a multimedia file

     o Connects to the Burstware Server(s) recommended by the conductor to get the file

Burstware Release 2.0 includes the following new features.

     o    Burst-Enabling of the QuickTime Player for Windows

     o    Customizable access control capabilities

     o    Enhanced support for firewalls

     o    Scriptable command-line installer for Linux and Solaris

     o Support for installing Burstware Conductor and Burstware Server as daemons on Linux and Solaris

     o    Warn On Low Bandwidth capability in Burstware Bridges

     o Separately installed Burstware Bridge Monitor application (previously called "Network Statistics")

     o Separate Bridge Settings application (previously configured through the Windows Media Player's View/Options/Advanced dialog)

     o    Native thread support for Solaris

     o The Stop Button will now cause data bursting to stop (when a Release 2 Burstware Bridge is connected to a Release 2 Burstware Server)

     o New Burstware Bridge configuration parameters "SecondsOfDataToBuffer", "WarnOnLowBandwidth", and "AccessControlString"

     o Uniform command-line syntax for Burstware Conductor and Burstware Server across all platforms

     o Default Bridge buffer type is now memory (previously a disk buffer was used by default if there was sufficient disk space).

     o    Enhanced scalability and reliability of Burstware Server

     o    Password protection for Burstware Server and Burstware Conductor

     o    Many various bug fixes

                                   "EXHIBIT C"

                          LICENSE AND MAINTENANCE FEES



Master Reseller will be entitled to a 50% discount on the following rates published 02/01/2000:

         Managed Bandwidth                                 Price/Mb
         -----------------                                 --------

         4 to 5Mbps                                        $650.00Mbps
         6 to 10Mbps                                       $640.00Mbps
         11 to 20Mbps                                      $625.00Mbps
         21 to 50Mbps                                      $600.00Mbps
         51 to 100Mbps                                     $575.00Mbps
         101 to 200Mbps                                    $500.00Mbps
         201+                                              To be determined


Master Reseller shall pay Burst.Com an annual fee for Maintenance and Service. The annual fee for the initial term of this Agreement will be equal to ten percent (10%) of the above referenced rates.

                                   "EXHIBIT D"

                              BURST.COM TRADEMARKS


                  Instant Video(R)

                  Burstware(R)

                  Burstware Conductor(TM)

                  Burstware Server(TM)

                  Burstware Player(TM)

                  "Faster Than Real Time"(TM)

                  "Why Stream When You Can Burst?"(TM)

                  Burst Enabled(TM)

                  Burst Hosting(TM)

                  burst.com(TM)

                  burst.com & Design(TM)

                  Burstware & Design(TM)

                  Burstware Bridge(TM)

                  Empowered by Burstware(TM)

                                   "EXHIBIT E"

             SUBDISTRIBUTOR AGREEMENT REQUIRED TERMS AND CONDITIONS


                DISTRIBUTION & TRADEMARK LICENSES AND LIMITATIONS

Distribution License. On the terms and conditions of this Agreement, Interzest grants to Subdistributor a non-exclusive, non-transferable license to distribute Licensed Software solely to End Users within the Licensed Territory.

Trademark License. On the terms and conditions of this Agreement, Interzest also grants Subdistributor a nonexclusive, nontransferable license without the right to sublicense to use the Trademarks solely in connection with the promotion and distribution of the Licensed Software in accordance with this Agreement.

Reservation of Rights. Burst.Com reserves all rights in the Licensed Software and Documentation not expressly granted to Master Reseller by this Agreement.

Licensed Software Changes. Burst.Com retains the right, in its sole discretion, to upgrade or modify the Licensed Software from time to time. Upon receipt of any such notice of an upgrade or modification, Subdistributor shall within thirty (30) days cease to market and distribute earlier versions of the Licensed Software.

                        PROPERTY RIGHTS AND RESTRICTIONS

Ownership. Subdistributor acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software (regardless whether made by Burst.Com, Interzest or anyone else), all Intellectual Property Rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications), the Documentation, all Trademarks and all goodwill associated with the Trademarks are and shall remain the sole and exclusive property of Burst.Com and, where applicable, Burst.Com's suppliers. This Agreement does not convey title or ownership to Subdistributor or any of its customers, but instead gives Subdistributor only the limited rights set forth in this Agreement. Burst.Com and Interzest reserve all rights not expressly granted by this Agreement.

Use Restrictions. Except as set forth in this Subdistributor Agreement, Subdistributor has no right to use, make, sublicense, modify, distribute or copy originals or copies of the Licensed Software or the Documentation or to permit anyone else to do so.

Proprietary Notices. Subdistributor shall not remove or obscure any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

Trade Secrets. Subdistributor acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to Burst.Com. Subdistributor may not reverse engineer, decompile, disassemble or otherwise translate any Licensed Software. Subdistributor may not copy any concepts, ideas or techniques demonstrated by the use of the Licensed Software.

Name and Trademarks. Subdistributor shall make no representations concerning Burst.Com or the Licensed Software that are not set forth in the Documentation. Subdistributor shall indicate Burst.Com's ownership of all Trademarks in any advertising, promotional or other written or readable material containing any Trademarks that Subdistributor may create during the Term of this Agreement. If Subdistributor reproduces Burst.Com's logo, it shall do so only in the format furnished by Interzest. Subdistributor may use the Trademarks only for purposes of promoting and marketing the Licensed Software and shall make no other use of the Trademarks, or use any trademark or trade name that may be confusingly similar to any of the Trademarks, without Burst.Com's prior written approval. Subdistributor may not apply for registration of the Trademarks, or any trademark or trade name that may be confusingly similar to any of the Trademarks, under the laws of any jurisdiction. Subdistributor shall obtain Interzest's prior approval of all advertising, publicity or promotion that uses any Trademarks or discusses the Licensed Software in any way.

                       RESPONSIBILITIES OF SUBDISTRIBUTOR

Level of Effort. Subdistributor shall at all times during this Agreement use reasonable efforts to market and promote the Licensed Software effectively and in a manner reasonably calculated to maximize its licensing to End Users.

Trained Subdistributor Employees. Subdistributor shall employ, train and maintain sufficient personnel with technical and sales experience to demonstrate, license and support the Licensed Software distributed under this Agreement.

Maintenance and Support. Except as otherwise expressly stated in this Agreement, Subdistributor shall be solely responsible for providing all installation, training, maintenance, service and support to End Users relating to the Licensed Software. Subdistributor shall contact Interzest concerning this Agreement and services to be provided hereunder and shall not contact Burst.Com directly and shall not permit or encourage its customers to contact Burst.Com directly.

Protection of Burst.Com Intellectual Property. Subdistributor shall use best efforts to ensure that Burst.Com's intellectual property rights in the Licensed Software, the Documentation and the Trademarks are protected, and shall fully cooperate with Burst.Com's efforts to protect Burst.Com's rights. Subdistributor shall notify Interzest within ten (10) days of learning of any actual or suspected violation of Burst.Com's intellectual property rights in the Licensed Software, the Documentation or the Trademarks. Subdistributor shall notify Interzest of any claim, judicial proceeding or governmental proceeding involving the Licensed Software no later than ten (10) days after learning of such claim or proceeding.

End User License Agreements. Subdistributor shall ensure that the Licensed Software are distributed only to persons or entities that have received, executed and returned to Subdistributor an End User License Agreement in the form of Exhibit A.

Representations and Warranties to End Users. Subdistributor shall not, under any circumstances, make any representations or warranties to any End User or other person or entity that are inconsistent with or in addition to the warranties and representations contained in the End User License Agreement.

Compliance with Applicable Laws. Subdistributor shall comply with all laws and regulations of the United States and South Korea to the extent that non-compliance could possibly subject Interzest or Burst.Com to any liability or impair any right or interest of Interzest or Burst.Com.

Conduct. Subdistributor shall at all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever with respect to its marketing, distribution and support of the Licensed Software.

                          RESPONSIBILITIES OF INTERZEST

Warranty Service. Interzest shall provide Subdistributor's End Users with the warranty services as described in, and subject to the terms and conditions of, the End User License Agreement. Interzest reserves the right to modify such terms and conditions from time to time, in Interzest's sole discretion.

Consultation with Subdistributor. Interzest shall provide to Subdistributor, at no charge, a reasonable amount of telephone or electronic mail consultation to Subdistributor's employees in order for Subdistributor to meet its warranty and support obligations.

Training. Upon Subdistributor's request, and at mutually agreeable times, Interzest shall provide sales and technical support training on the Licensed Software to Subdistributor's employees at Interzest's offices.

                                   DISCLAIMER

SUBDISTRIBUTOR ACKNOWLEDGES AND AGREES THAT BURST.COM HAS NO OBLIGATION OR RESPONSIBILITY TO SUBDISTRIBUTOR AND SUBDISTRIBUTOR MAY LOOK ONLY TO INTERZEST FOR ANY MATTERS RELATING TO THE LICENSED SOFTWARE OR THIS SUBDISTRIBUTOR
AGREEMENT. BURST.COM DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE AND DOCUMENTATION INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT BURST.COM KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

                                    INDEMNITY

Subdistributor shall indemnify, defend and hold Burst.Com and Interzest harmless from and against all claims, actions or liabilities of any nature that may arise from Subdistributor's marketing, distribution, installation, use or execution of the Licensed Software.

                                  MISCELLANEOUS

Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in South Korea and other countries. Subdistributor agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Licensed Software nor Documentation may be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce
Department's Table of Denial Orders. By installing or using the Licensed Software, Subdistributor is warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

Third Party Beneficiaries. No provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than Burst.Com, Interzest and Subdistributor any rights, remedies or other benefits under or by reason of this Agreement.

                                   "EXHIBIT F"

                                    TRAINING


Training Programs.

     Module 1:  General Operations Overview
     This module would be intended to provide the student with high level general knowledge on Burstware. The student would have a general understanding of Burstware's components, network hardware requirements, and applications. Additionally, the student would be familiar with how to operate the overall system, demonstrate capabilities, install the software for the server, conductor, and player, including how to add additional servers, conductors, players, etc. to an existing network, specifically.

          o    Burstware Product Overview Training:  About Multimedia  Delivery,
               Network   Simulations,   Burstware  System  Overview,   Burstware
               Architecture, Burstware Components (1 day)

          o    Burstware   Sales   Overview   Training:    Pricing   strategies,
               Competitors, Usage Cases, Feature Sets, Architecture Fundamentals (1 day)

          o Burstware Sales Media Training: Burstware vertical markets, channels, and applications, Sales and Marketing Strategy, Saving Customers Money with Burstware technical trade show information (1 day)

     Module 2:  Technical Support, Maintenance, & Troubleshooting
     This module would be intended to provide advanced technical training to be used to support their customers. This may be viewed as some type of technical support certification. The student would have to be trained on all detailed technical aspects of how to install, troubleshoot, how to identify and isolate Burstware from network problems, etc. Prerequisite would be Module 1.

          o    Burstware  Technical  Support,   Maintenance  &  Troubleshooting:
               Installing, Configuring, Running and Troubleshooting, industry updates, new features training (2 days)

          o    Train-the-Trainer  for  VAR's,  System  Integrators  &  Strategic
               Partners: Documentation and presentations to include all aspects of Burstware training for VAR and SP internal customer training departments (2 days)

          o System Administrator Training: To include network topologies Burstware system requirements and configurations (1 day)

          o    Burstware  Sales Engineer  Training:  SE  installation  training,
               Burstware demos, Operating the Windows Media Player, Burstware Web programming course (1 day)